Exhibit 99.1

Contacts Ultragenyx Pharmaceutical Inc.

Investors

Joshua Higa

ir@ultragenyx.com

Media

Jeff Blake

media@ultragenyx.com

Ultragenyx Reports Second Quarter 2023 Financial Results and Corporate Update

Second quarter 2023 total revenue of $108.3 million, Crysvita® revenue of $83.0 million and Dojolvi® revenue of $16.5 million

Total revenue grew 21% and total Crysvita revenue grew 20% versus the second quarter 2022

Reaffirmed 2023 expected total revenue guidance between $425 million to $450 million, Crysvita revenue of $325 million to $340 million, and Dojolvi revenue of $65 million to $75 million

NOVATO, Calif. – Aug 03, 2023 – Ultragenyx Pharmaceutical Inc. (NASDAQ: RARE), a biopharmaceutical company focused on the development and commercialization of novel products for serious rare and ultrarare genetic diseases, today reported its financial results for the quarter ended June 30, 2023 and provided its financial guidance for the year.

“In the second quarter, our global commercial efforts have resulted in continued meaningful growth of Crysvita, Dojolvi and Mepsevii revenue, including in our key territories outside of the U.S.,” said Emil D. Kakkis, M.D., Ph.D., chief executive officer and president of Ultragenyx. “At the same time, we have continued to advance key clinical programs for osteogenesis imperfecta (OI), Angelman syndrome and Wilson disease, which are expected to generate a number of data catalysts over the next few quarters.”

Second Quarter 2023 Selected Financial Data Tables and Financial Results

Revenues (dollars in thousands), (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Crysvita
Collaboration revenue in profit-share territory	$19,799	$51,609	$69,705	$96,773
Royalty revenue	29,061	—	29,061	—
Non-cash royalty revenue	17,270	5,423	22,152	10,261
Product sales	16,884	12,402	38,118	21,796
Total Crysvita revenue	83,014	69,434	159,036	128,830
Dojolvi	16,491	13,497	30,794	25,926
Mepsevii	8,439	4,933	16,919	9,794
Evkeeza	365	—	577	—
Daiichi Sankyo	—	1,479	1,479	4,728
Total revenues	$108,309	$89,343	$208,805	$169,278

Total Revenues

Ultragenyx reported $108.3 million in total revenue for the second quarter of 2023, which represents 21% growth compared to the second quarter 2022. This includes second quarter 2023 Crysvita revenue in North America of $61.3 million, which represents 19% growth versus the same time period in 2022. The growth in the region continued on its current trajectory while commercialization responsibilities for Crysvita in North America were transitioned from Ultragenyx to its collaboration partner Kyowa Kirin in April 2023.

Selected Financial Data (dollars in thousands, except per share amounts), (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total revenues	$108,309	$89,343	$208,805	$169,278
Operating expenses:
Cost of sales	9,914	8,270	22,171	14,370
Research and development	164,949	154,529	330,647	297,684
Selling, general and administrative	81,403	68,137	158,049	135,449
Total operating expense	256,266	230,936	510,867	447,503
Net loss	$(159,828)	$(158,162)	$(323,800)	$(310,482)
Net loss per share, basic and diluted	$(2.25)	$(2.26)	$(4.58)	$(4.45)

Operating Expenses

Total operating expenses for the second quarter of 2023 were $256.3 million, including non-cash stock-based compensation of $34.7 million and a $9.0 million milestone expense upon initiation of the UX143 Phase 3 Orbit study. In 2023, annual operating expenses are expected to decrease as the company manages headcount and increases operational leverage while executing on high-value programs.

Net Loss

For the second quarter of 2023, Ultragenyx reported net loss of $159.8 million, or $2.25 per share basic and diluted, compared with a net loss for the second quarter of 2022 of $158.2 million, or $2.26 per share, basic and diluted.

Cash, Cash Equivalents and Marketable Debt Securities

Cash, cash equivalents, and marketable debt securities were approximately $618.4 million as of June 30, 2023.

2023 Financial Guidance

For the full year 2023, the company expects:

•
Total revenue in the range of $425 million to $450 million
•
Crysvita revenue in the range of $325 million to $340 million. This includes all regions where Ultragenyx will recognize revenue, including the royalties in Europe, which have been ongoing, and the royalties in North America, which began in April 2023.
•
Dojolvi revenue in the range of $65 million to $75 million
•
Net Cash Used in Operations to be around $400 million

Recent Updates and Clinical Milestones

UX143 (setrusumab) monoclonal antibody for Osteogenesis Imperfecta (OI): Two Phase 3 studies enrolling, additional Phase 2 data expected in mid-October

Positive data from the dose-selection Phase 2 portion of the Phase 2/3 Orbit study were announced in June 2023 and showed that setrusumab rapidly induced bone production in patients with OI. Setrusumab treatment induced statistically significant increases in levels of serum P1NP, a sensitive marker of bone formation, and a substantial and significant improvement in bone mineral density (BMD) by three months. Serum P1NP levels through at least 1 month of treatment were available from all 24 patients enrolled in Orbit and demonstrated that treatment with setrusumab significantly increased serum P1NP, peaking at one to two weeks and again, as expected, after the 2-month dosing timepoint. The Phase 2 Orbit data demonstrated meaningful response in serum P1NP and BMD across both cohorts, with the majority of the effect observed at 20 mg/kg when compared to the 40 mg/kg cohort.

The large increase in BMD observed in the Orbit patient population over the first 3 months was consistent with the rapid increase in serum P1NP levels and was similar to results that took 1 year to achieve in the ASTEROID study in adult OI patients. Treatment with setrusumab for 3 months resulted in an increase in lumbar spine BMD from baseline of 9.4% at 20 mg/kg (n=10), which represents a substantial mean change in Z-score of +0.65 from -2.12 (n=11) at baseline. Treatment with 40 mg/kg (n=7) resulted in a 9.8% BMD increase. Patients on placebo at the 3-month timepoint (n=2) showed no significant change in BMD or change in lumbar spine Z-score.

As of the data cut-off, there had been no treatment-related serious adverse events observed in the study. Reported adverse events were generally consistent with those observed in the ASTEROID study and included infusion associated events, headache and sinusitis. There were no reported hypersensitivity reactions related to setrusumab. There were no safety-related differences observed between dosing groups or age groups.

In July we announced, the first patients were dosed in both of the late-stage clinical trials, Orbit and Cosmic, which evaluate setrusumab in pediatric and young adult patients with OI. Orbit is expected to enroll approximately 195 patients at more than 40 sites across 12 countries. The Phase 3 Cosmic study is an active-controlled study evaluating the effect of setrusumab compared to intravenous bisphosphonate (IV-BP) therapy on annualized total fracture rate in patients aged 2 to <5 years. Cosmic is expected to enroll approximately 65 patients at more than 20 global sites.

Additional data, including fracture frequency information, from the Phase 2 portion of the Orbit study are expected to be shared at an Analyst Day planned for mid-October.

GTX-102 antisense oligonucleotide for Angelman syndrome: Phase 1/2 expansion cohorts enrolling; program update planned for mid-October 2023

In May 2023, the company announced that the FDA reviewed and agreed to a protocol amendment to the Phase 1/2 study of GTX-102 in pediatric patients with Angelman syndrome that enables the harmonization of dose ranges in the U.S. with those being used in ex-U.S. cohorts of the study. The Phase 1/2, open-label, dose-escalating study is evaluating the safety and tolerability of GTX-102 in pediatric patients with Angelman syndrome with a genetically confirmed diagnosis of full maternal UBE3A gene deletion. The study is looking to verify the GTX-102 dose range and treatment regimen that will be used in the Phase 3 program.

As of August 3, 2023, 19 patients have had more than 12 months of exposure to GTX-102, with the longest approaching two years. The dose escalation phase of this study was completed earlier in the year and dosing in the expansion cohorts is ongoing. As of the date of this release, patients from the dose escalation cohorts continue to exhibit encouraging dose and time-dependent clinical activity following longer-term treatment and maintenance dosing. No additional treatment-related serious adverse events or lower extremity weakness adverse events have occurred since the prior update in January 2023.

Globally, sites are enrolling patients in the expansion cohorts and will evaluate the same safety, pharmacokinetic, and efficacy measures as the dose escalating cohorts. Enrollment has accelerated in the last two months as additional sites, including the U.S., have been activated and there are currently more than 20 patients enrolled at sites around the world. No lower extremity weakness safety events have been observed in patients in the expansion cohorts to date.

An interim program update is expected at an Analyst Day in mid-October 2023. In the first half of 2024, the company expects to share data from the dose expansion cohorts on at least 20 patients who have been therapy for at least 6 months, which is expected to provide a meaningful comparison with natural history in this disease.

UX701 AAV gene therapy for Wilson Disease: Stage 1 of pivotal clinical study dosing patients; expect Stage 1 enrollment completion around the end of the year

Dosing in Stage 1 of the pivotal study is ongoing and is expected to enroll five patients per escalating dose cohort. In July 2023, the data safety monitoring board reviewed safety data from Cohort 1 and recommended escalating to the second dose level (1.0 x 10^13 GC/kg dose). Dosing in Cohort 2 has begun and Stage 1 is on track to complete enrollment around the end of the year. Interim Stage 1 data is expected in the first half of 2024 that would include safety and potentially initial signs of clinical activity.

DTX401 AAV gene therapy for Glycogen Storage Disease Type Ia (GSDIa): Dosing in Phase 3 study complete

In May 2023, Ultragenyx announced the last patient had been dosed in the Phase 3 study. The 48-week study has fully enrolled patients eight years of age and older, randomized 1:1 to DTX401 or placebo. The primary endpoint is the reduction in oral glucose replacement with cornstarch while maintaining glucose control. Phase 3 data are expected in the first half of 2024.

DTX301 AAV gene therapy for Ornithine Transcarbamylase (OTC) Deficiency: Phase 3 study dosing patients

Ultragenyx is randomizing and dosing patients in the ongoing Phase 3 study. The pivotal, 64-week study will include approximately 50 patients, randomized 1:1 to DTX301 or placebo. The primary endpoints are response as measured by removal of ammonia-scavenger medications and protein-restricted diet and change in 24-hour ammonia levels.

Analyst Day planned for mid-October

The company intends to host an Analyst Day in mid-October to highlight additional Phase 2 Orbit clinical data, including fracture frequency information in patients with OI, and provide program updates on the pipeline, including GTX-102 for Angelman syndrome.

Corporate updates

Howard Horn was appointed as Ultragenyx’s Chief Financial Officer (CFO) and Executive Vice President, Corporate Strategy, effective October 16, 2023. In this role, Howard will be responsible for leading the company’s finance, accounting, corporate strategy, and investor relations functions. He will report to Emil D. Kakkis and will serve on the Executive Leadership Team.

Conference Call and Webcast Information

Ultragenyx will host a conference call today, Thursday, August 3, 2023, at 2 p.m. PT/5 p.m. ET to discuss the second quarter 2023 financial results and provide a corporate update. The live and replayed webcast of the call will be available through the company’s website at https://ir.ultragenyx.com/events-presentations. To participate in the live call, please register by clicking on the following link (https://register.vevent.com/register/BI0d56bd62c7cc44be8c2fe4ce58f2318c), and you will be provided with dial in details. The replay of the call will be available for one year.

About Ultragenyx

Ultragenyx is a biopharmaceutical company committed to bringing novel therapies to patients for the treatment of serious rare and ultrarare genetic diseases. The company has built a diverse portfolio of approved medicines and treatment candidates aimed at addressing diseases with high unmet medical need and clear biology, for which there are typically no approved therapies treating the underlying disease.

The company is led by a management team experienced in the development and commercialization of rare disease therapeutics. Ultragenyx’s strategy is predicated upon time- and cost-efficient drug development, with the goal of delivering safe and effective therapies to patients with the utmost urgency.

For more information on Ultragenyx, please visit the company's website at: www.ultragenyx.com.

Forward-Looking Statements and Use of Digital Media

Except for the historical information contained herein, the matters set forth in this press release, including statements related to Ultragenyx's expectations and projections regarding its future operating results and financial performance, anticipated cost or expense reductions, the timing, progress and plans for its clinical programs and clinical studies, future regulatory interactions, and the components and timing of regulatory submissions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, collaboration with third parties, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals, risks related to serious or undesirable side effects of our product candidates, the company’s ability to achieve its projected development goals in its expected timeframes, risks related to reliance on third party partners to conduct certain activities on the company’s behalf, our limited experience in generating revenue from product sales, risks related to product liability lawsuits, our dependence on Kyowa Kirin for the commercial supply of Crysvita, fluctuations in buying or distribution patterns from distributors and specialty pharmacies, the transition back to Kyowa Kirin of our exclusive rights to promote Crysvita in the United States and Canada and unexpected costs, delays, difficulties or adverse impact to revenue related to such transition, smaller than anticipated market opportunities for the company’s products and product candidates, manufacturing risks, competition from other therapies or products, and other matters that could affect sufficiency of existing cash, cash equivalents and short-term investments to fund operations, the company’s future operating results and financial performance, the timing of clinical trial activities and reporting results from same, and the availability or commercial potential of Ultragenyx’s products and drug candidates. Ultragenyx undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Ultragenyx in general, see Ultragenyx's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 5, 2023, and its subsequent periodic reports filed with the SEC.

In addition to its SEC filings, press releases and public conference calls, Ultragenyx uses its investor relations website and social media outlets to publish important information about the company, including information that may be deemed material to investors, and to comply with its disclosure obligations under Regulation FD. Financial and other information about Ultragenyx is routinely posted and is accessible on Ultragenyx’s Investor Relations website (https://ir.ultragenyx.com/) and LinkedIn website (https://www.linkedin.com/company/ultragenyx-pharmaceutical-inc-/mycompany/).

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Ultragenyx Pharmaceutical Inc.

Selected Statement of Operations Financial Data

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Statement of Operations Data:
Revenues:
Collaboration and license	$19,799	$53,088	$71,184	$101,501
Product sales	42,179	30,832	86,408	57,516
Royalty revenue	46,331	5,423	51,213	10,261
Total revenues	108,309	89,343	208,805	169,278
Operating expenses:
Cost of sales	9,914	8,270	22,171	14,370
Research and development	164,949	154,529	330,647	297,684
Selling, general and administrative	81,403	68,137	158,049	135,449
Total operating expenses	256,266	230,936	510,867	447,503
Loss from operations	(147,957)	(141,593)	(302,062)	(278,225)
Change in fair value of equity investments	261	(10,184)	(73)	(19,513)
Non-cash interest expense on liabilities for sales of future royalties	(15,375)	(6,052)	(31,011)	(12,636)
Other income (expense), net	3,975	(31)	10,573	752
Loss before income taxes	(159,096)	(157,860)	(322,573)	(309,622)
Provision for income taxes	(732)	(302)	(1,227)	(860)
Net loss	$(159,828)	$(158,162)	$(323,800)	$(310,482)
Net loss per share, basic and diluted	$(2.25)	$(2.26)	$(4.58)	$(4.45)
Weighted-average shares used in computing net loss per share, basic and diluted	70,897,991	69,925,358	70,639,015	69,722,141

Ultragenyx Pharmaceutical Inc.

Selected Activity included in Operating Expenses

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-cash stock-based compensation	$34,653	$35,865	$66,592	$65,252
UX143 clinical milestone	$9,000	—	$9,000	—

Ultragenyx Pharmaceutical Inc.

Selected Balance Sheet Financial Data

(in thousands)

(unaudited)

	June 30,	December 31,
	2023	2022
Balance Sheet Data:
Cash, cash equivalents, and marketable debt securities	$618,352	$896,732
Working capital	457,758	622,689
Total assets	1,311,310	1,545,444
Total stockholders' equity	129,030	352,494